Exhibit 10.8

[FORM OF ADDITIONAL FOUNDERS’ WARRANTS

PURCHASE AGREEMENT]

NTR ACQUISITION CO.

ADDITIONAL FOUNDERS’ WARRANTS

PURCHASE AGREEMENT

THIS ADDITIONAL FOUNDERS’ WARRANTS PURCHASE AGREEMENT (this “Agreement”), dated as of                     , 2007, is entered into by and among NTR Acquisition Co., a Delaware corporation (the “Company”), and the several persons and entities named on the signature pages hereto (each, a “Purchaser”).

WHEREAS, the Company has filed a registration statement (the “Registration Statement”) for the initial public offering of units (the “Initial Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.001 per share (a “Share”) and one warrant to purchase one Share at an exercise price of $7.50 per Share (a “Warrant”);

WHEREAS, immediately prior to the sale of the units in the Initial Public Offering, the Purchasers desire to purchase and the Company desires to issue and sell, in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and conditions set forth in this Agreement, for an aggregate purchase price of $3,350,000 (the “Purchase Price”), a total of 3,350,000 additional founders’ warrants to purchase Shares (“Additional Founders’ Warrants”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Authorization, Purchase and Sale; Terms of the Additional Founders’ Warrants.

A. Authorization of the Additional Founders’ Warrants. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to the Purchasers of the Additional Founders’ Warrants.

B. Purchase and Sale of the Additional Founders’ Warrants. On                     , 2007 (or as such date may be extended from time to time by mutual agreement of the parties, the “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the Additional Founders’ Warrants for the Purchase Price, with each Purchaser purchasing the respective number of Additional Founders’ Warrants shown on Schedule I hereto. On the Closing Date, the Company shall deliver certificates evidencing the Additional Founders’ Warrants to be purchased by each Purchaser hereunder, in each case registered in such Purchaser’s name, upon payment by such Purchaser of its respective share of the Purchase Price (as shown on Schedule I hereto) by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions.

C. Terms of the Additional Founders’ Warrants.

i.	Terms of the Warrants. The Additional Founders’ Warrants shall have the terms set forth in the Second Amended and Restated Warrant Agreement, dated as of , 2007, as amended, restated or supplemented from time to time, between the Company and American Stock Transfer & Trust Company (the “Warrant Agreement”).

ii.	Transfer Restrictions. Each Purchaser acknowledges that the Additional Founders’ Warrants and Shares of common stock issuable upon exercise of the Additional Founders’ Warrants are subject to restrictions on transfer set forth in the Warrant Agreement.

iii.	Registration Rights. On or prior to the date of the Initial Public Offering, the Company and the Purchasers shall enter into an agreement (the “Registration Rights Agreement”) granting each Purchaser registration rights with respect to the Additional Founders’ Warrants and the Shares underlying the Additional Founders’ Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Additional Founders’ Warrants, the Company hereby represents and warrants that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Warrant Agreement have been duly authorized by the Company. This Agreement, the Warrant Agreement and the Additional Founders’ Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

(ii) The execution and delivery by the Company of this Agreement and the Warrant Agreement, the issuance and sale of the Additional Founders’ Warrants, the issuance of the Shares of common stock upon exercise of the Additional Founders’ Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Additional Founders’ Warrants to be purchased hereunder and, upon exercise of the Additional Founders’ Warrants, payment of the exercise price set forth therein and conformance with the other provisions relating to the exercise thereof, the Shares of common stock issuable upon exercise of such Additional Founders’ Warrants will be duly and validly issued, fully paid, nonassessable, and the Purchasers will have or receive good title to such securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations, Warranties and Covenants of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Additional Founders’ Warrants to the Purchasers, each Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing Date) that:

A. Capacity and State Law Compliance. The Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Additional Founders’ Warrants to the Purchaser is permitted under applicable securities laws. The Purchaser understands and acknowledges that the purchase of Shares of common stock upon the exercise of the Additional Founders’ Warrants requires the availability of an exemption from the registration requirements under federal and/or state securities laws.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser do not and shall not as of the Closing Date conflict with or result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring its respective share of the Additional Founders’ Warrants, and, upon exercise of the Additional Founders’ Warrants, the Shares of common stock issuable upon such exercise (collectively, the “Securities”) for its own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

(iii) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser initiated discussions with the Company relating to the purchase and sale of the Securities contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Purchaser did not initiate such discussions, nor did the Purchaser decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that the Purchaser has requested. If the Purchaser is not an executive officer or director of the Company, the Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to the Purchaser’s acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser represents that the Purchaser is familiar with Rule 144 adopted pursuant to the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. In addition, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. The Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

(viii) The Purchaser has knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity that would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

(ix) Without in any way limiting the representations set forth above, the Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until:

(1) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)(i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act. Notwithstanding the foregoing, the Purchaser also understands and acknowledges that the transfer of any Additional Founders’ Warrants and any exercise of the Additional Founders’ Warrants are subject to the specific conditions to such transfer or exercise as outlined herein and in the Warrant Agreement, to which conditions the Purchaser specifically assents by its execution hereof.

Section 4. Conditions of the Purchasers’ Obligations at the Closing.

The obligation of the Purchasers to purchase and pay for the Additional Founders’ Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2, except for those stated to be made as of the date hereof, shall be true and correct in all material respects at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Adverse Change. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5. Conditions of the Company’s Obligations at the Closing.

The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

A. Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true at and as of the Closing Date as though then made.

B. Performance. Each Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Adverse Change. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 6. Termination. This Agreement may be terminated at any time prior to the Closing Date upon the mutual written consent of the Company and the Purchasers.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 8. Miscellaneous.

A. Legends.

(i) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts and the transfer restrictions contained elsewhere in this Agreement and the Warrant Agreement.

(ii) Each Purchaser acknowledges and agrees that transfers of the Additional Founders’ Warrants and the Shares underlying the Additional Founders’ Warrants shall be subject to the restrictions and procedures set forth in the Warrant Agreement and that the certificates representing such Warrants and Shares shall bear the legend set forth therein.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the written consent of the other parties.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of that State. The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and, in connection with any such action or proceeding, submit to the exclusive jurisdiction of, and venue in, such courts. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

G. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:	NTR Acquisition Co.
100 Mill Plain Road, Suite 320
Danbury, Connecticut 06811
Fax No.: (203) 546-3523

With a copy to:	Raymond B. Check, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Fax No.: (212) 225-3999

If to the Purchasers:	NTR Partners LLC
[Address]
Fax No.:

Buford H. Ortale
[Address]
Fax No.:

Hendricks Family LLLP
[Address]
Fax No.:

Gilliam Enterprises LLC
[Address]
Fax No.:

Randal K. Quarles
[Address]
Fax No.:

Sewanee Partners III, L.P.
[Address]
Fax No.:

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the other parties.

H. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

NTR ACQUISITION CO.

By:
Mario E. Rodriguez
Chief Executive Officer

NTR PARTNERS LLC

By:
Mario E. Rodriquez
Interim President

BUFORD H. ORTALE

HENDRICKS FAMILY LLLP
By:	Hendricks Family Holdings, Inc., General Partner

John K. Hendricks
President

Maureen A. Hendricks
Secretary – Treasurer

GILLIAM ENTERPRISES, LLC

By:
D. Duane Gilliam

RANDAL K. QUARLES

SEWANEE PARTNERS III, L.P.

By:
Buford H. Ortale
President

Schedule I

Additional Founders’ Warrants Purchase Amounts

Name	Purchase Amount	Purchase Price
NTR Partners LLC
Buford H. Ortale
Hendricks Family LLLP
Gilliam Enterprises, LLC
Randal K. Quarles
Sewanee Partners III, L.P.
TOTAL	3,350,000	$3,350,000